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Robert E. Krimmel

Chief Financial Officer

(931) 380-8257

FIRST FARMERS AND MERCHANTS CORPORATION REPORTS FIRST QUARTER NET INCOME OF $2.6 MILLION, OR $0.55 PER COMMON SHARE

COLUMBIA, Tenn. (April 19, 2016) – First Farmers and Merchants Corporation (“First Farmers” or the “Company”), the holding company for First Farmers and Merchants Bank (the “Bank”), today announced unaudited financial results for the quarter ending March 31, 2016.

Key highlights of First Farmers’ results for the first quarter of 2016 include:

  Net income of $2.59 million or $0.55 per common share, up 14% from $2.27 million or $0.48 per  common share for the previous quarter, but down from $2.62 million or $0.53 per common share for the year-earlier quarter;

  Net income, excluding special items for each quarter, of $2.5 million or $0.54 per common share, up 17% from $2.2 million or $0.46 per common share for the previous quarter, and up 4% from $2.4 million or $0.49 per common share for the year-earlier quarter (see non-GAAP reconciliation);

  Loan growth of $8 million or 1% from the previous quarter and $64 million or 10% compared with the year-earlier quarter;

  Deposit growth of $38 million or 3% from the previous quarter and $78 million or 7% compared with the year-earlier quarter; and

  An increase in nonperforming assets of $2.3 million compared with the previous quarter, but a decline of $659,000 or 13% compared with the year-earlier quarter.

Commenting on the results, T. Randy Stevens, Chairman and Chief Executive Officer of First Farmers, said “The first quarter earnings performance, after adjusting for special items, reflects solid momentum in earnings, earnings per share, and improved expense management for our Company.” Stevens continued, “Loan growth continued for the quarter but slowed from the pace of recent quarters; however, we continue to remain optimistic that our current pipeline is solid.  Additionally, we continue to enjoy strong asset quality metrics which compare favorably to the industry.”

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FFMH Reports First Quarter 2016 Results

April 19, 2016

First Quarter 2016 Results of Operations

The $321,000 increase in reported quarterly earnings for the first quarter of 2016 compared with the previous quarter was primarily driven by a decrease in salaries and employee benefits expense of $740,000 from the previous quarter.  Specifically, this decrease is largely the result of a decrease of $681,000 in employee health insurance expense from the previous quarter.  The lower salaries and employee benefits expense was offset in part by a decrease in net interest income and a decline in service fees on deposit accounts.  The $28,000 decrease in reported quarterly earnings for the first quarter of 2016 compared with the year-earlier quarter was primarily driven by improvement in net interest income.  The improvement in net interest income was offset by a reported gain on sale of available-for-sale securities in the year earlier quarter, in addition to an increase of $197,000 in non-interest expense compared to the year-earlier quarter.

For the first quarter of 2016, First Farmers continued to achieve loan growth with an increase of $8 million or 1% from the previous quarter.  Total deposits stood at $1.142 billion at the end of the first quarter of 2016, up $38 million or 3% from the previous quarter.

Asset Quality

Total nonperforming assets increased to $4.6 million, or 0.35% of total assets, compared to $2.3 million, or 0.18% of total assets, for the previous quarter, but declined from $5.2 million, or 0.43% of total assets, when compared to the year-earlier quarter.  The increase in nonperforming assets as compared to the previous quarter was isolated to one commercial real estate loan.  Net charge-offs to average loans were 0.01% for the first quarter of 2016 compared to net recoveries of 0.10% for the previous quarter and net recoveries of 0.01% for the year-earlier quarter.  As a result of both loan growth and an increase in nonperforming loans, a $75,000 provision to the allowance for loan and lease losses was recorded during the first quarter of 2016.  The allowance for loan and lease losses represented 1.18% of total loans outstanding as of March 31, 2016 compared to 1.18% for both the previous quarter and year-earlier quarter.

About First Farmers and Merchants Corporation and First Farmers and Merchants Bank

First Farmers and Merchants Corporation is the holding company for First Farmers and Merchants Bank, a community bank serving the Middle Tennessee area through 19 banking locations in eight Middle Tennessee counties.  As of March 31, 2016, First Farmers reported total assets of approximately $1.3 billion, total shareholders’ equity of approximately $124 million, and administered trust assets of $4.3 billion.  For more information about First Farmers, visit First Farmers and Merchants Bank on the Web at www.myfirstfarmers.com under the “Our Story” and “Investor Relations” tab.

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FFMH Reports First Quarter 2016 Results

April 19, 2016

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in First Farmers’ filings with the Securities and Exchange Commission (the “SEC”) may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases such as “opportunities,” “prospects,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions.  The forward-looking statements contained herein represent the current expectations, plans or forecasts of First Farmers’ future results and revenues.  First Farmers intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond First Farmers’ control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. “Risk Factors” of First Farmers’ Annual Report on Form 10-K for the year ending December 31, 2015, and in any of First Farmers subsequent filings with the SEC.  Further information concerning First Farmers and its business, including additional factors that could materially affect First Farmers’ financial results, is included in its other filings with the SEC.

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FFMH Reports First Quarter 2016 Results

April 19, 2016

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES PRESENTED IN EARNINGS RELEASE

(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,		December 31,
	2016	2015	2015
Total noninterest income	$2,626	$2,885	$2,877
Gain on sale of securities	(11)	(270)	(129)
Gain on foreclosed property	-	(17)	(16)
Gain on bank-owned life insurance	(33)	-	-
Adjusted noninterest income	2,582	2,598	2,732
Net income as reported	$2,589	$2,617	$2,268
Total adjustments, net of tax[1]	(40)	(177)	(89)
Adjusted net income	$2,549	$2,440	$2,179
Basic earnings per share	$0.55	$0.53	$0.48
Total adjustments, net of tax[1]	(0.01)	(0.04)	(0.02)
Adjusted basic earnings per share	$0.54	$0.49	$0.46

     (1)     The effective tax rate of 38.5% is used to determine net of tax amounts.

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FFMH Reports First Quarter 2016 Results

April 19, 2016

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

		(Unaudited)
		March 31,	December 31,
	(dollars in thousands, except per share data)	2016	2015
ASSETS	Cash and due from banks	$17,741	$19,453
	Interest-bearing deposits	67,761	18,299
	Federal funds sold	16,559	24,476
	Total cash and cash equivalents	102,034	62,228
	Securities:
	Available-for-sale	388,959	395,019
	Held-to-maturity (fair market value $7,712 and $4,089
	as of March 31, 2016 and December 31, 2015, respectively)	7,599	4,059
	Total securities	396,558	399,078
	Loans, net of deferred fees	739,388	731,266
	Allowance for loan and lease losses	(8,689)	(8,634)
	Net loans	730,699	722,632
	Bank premises and equipment, net	25,399	25,518
	Other real estate owned	94	62
	Bank-owned life insurance	26,310	26,552
	Goodwill	9,018	9,018
	Other assets	13,281	15,222
	TOTAL ASSETS	$1,303,393	$1,260,310
LIABILITIES	Deposits:
	Noninterest-bearing	$240,222	$239,226
	Interest-bearing	901,645	864,575
	Total deposits	1,141,867	1,103,801
	Securities sold under agreements to repurchase	24,997	24,177
	Accounts payable and accrued liabilities	12,056	14,542
	TOTAL LIABILITIES	1,178,920	1,142,520
SHAREHOLDERS’	Common stock - $10 par value per share, 8,000,000 shares
EQUITY	authorized; 4,739,502 shares issued and outstanding
	as of March 31, 2016 and December 31, 2015	47,395	47,395
	Retained earnings	74,172	71,583
	Accumulated other comprehensive income (loss)	2,811	(1,283)
	TOTAL SHAREHOLDERS’ EQUITY BEFORE NONCONTROLLING INTEREST - PREFERRED STOCK OF SUBSIDIARY	124,378	117,695
	Noncontrolling interest - preferred stock of subsidiary	95	95
	TOTAL SHAREHOLDERS’ EQUITY	124,473	117,790

	TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,303,393	$1,260,310

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FFMH Reports First Quarter 2016 Results

April 19, 2016

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

		Three Months Ended March 31,
	(dollars in thousands, except per share data)	2016	2015
INTEREST AND	Interest and fees on loans	$7,684	$7,168
DIVIDEND	Income on investment securities
INCOME	Taxable interest	1,307	1,471
	Exempt from federal income tax	544	609
	Dividends	130	55
	Total interest income	9,665	9,303
INTEREST	Interest on deposits	537	542
EXPENSE	Interest on other borrowings	21	23
	Total interest expense	558	565
	Net interest income	9,107	8,738
	Provision for loan and lease losses	75	-
	Net interest income after provision	9,032	8,738
NON-INTEREST	Gain on loans sold	38	33
INCOME	Trust department income	676	652
	Service fees on deposit accounts	1,582	1,560
	Brokerage fees	102	145
	Earnings on bank-owned life insurance	48	73
	Gain on sale of available-for-sale securities	11	270
	Gain on foreclosed property	-	17
	Gain on bank-owned life insurance	33	-
	Other non-interest income	136	135
	Total non-interest income	2,626	2,885
NON-INTEREST	Salaries and employee benefits	4,456	4,641
EXPENSE	Net occupancy expense	648	521
	Depreciation expense	364	372
	Data processing expense	654	601
	Legal and professional fees	340	351
	Stationary and office supplies	82	86
	Advertising and promotions	170	282
	FDIC insurance premium expense	158	150
	Other non-interest expense	1,355	1,026
	Total non-interest expense	8,227	8,030
	Income before provision for income taxes	3,431	3,593
	Provision for income taxes	842	976
	Net income before noncontrolling interest - dividends on preferred stock of subsidiary	2,589	2,617
	Noncontrolling interest - dividends on preferred stock subsidiary	-	-
	Net income for common shareholders	$2,589	$2,617

	Weighted average shares outstanding	4,739,502	4,897,245
	Earnings per share	$0.55	$0.53

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FFMH Reports First Quarter 2016 Results

April 19, 2016

FIRST FARMERS AND MERCHANTS CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL HIGHLIGHTS

(unaudited)

	For the Three Months Ended
(dollars in thousands, except per share data)	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Results of Operations:
Interest income	$9,665	$9,841	$9,817	$9,720	$9,303
Interest expense	558	547	556	556	565
Net interest income	9,107	9,294	9,261	9,164	8,738
Provision for possible loan losses, net	75	30	-	-	-
Noninterest income	2,626	2,877	2,907	2,774	2,885
Noninterest expense	8,227	9,102	8,524	8,559	8,030
Income before income taxes	3,431	3,039	3,644	3,379	3,593
Income taxes	842	771	925	677	976
Net income for common shareholders	$2,589	$2,268	$2,719	$2,702	$2,617
Per Share Data:
Basic earnings per share	$0.55	$0.48	$0.57	$0.56	$0.53
Weighted average shares outstanding per quarter	4,739,502	4,771,648	4,808,352	4,853,265	4,897,245
Financial Condition Data:
Total securities	$396,427	$399,078	$406,576	$427,874	$440,314
Loans, net of deferred fees	739,388	731,266	727,535	685,402	675,015
Allowance for loan and lease losses	(8,689)	(8,634)	(8,585)	(8,593)	(7,944)
Total assets	1,303,393	1,260,310	1,230,896	1,213,250	1,219,287
Total deposits	1,141,867	1,103,801	1,061,201	1,056,717	1,063,822
Asset Quality Data and Ratios:
Total nonperforming assets	$4,570	$2,259	$2,218	$2,493	$5,229
Nonperforming assets to total assets	0.35%	0.18%	0.18%	0.21%	0.43%
Allowance for loan and lease losses to total loans	1.18%	1.18%	1.18%	1.25%	1.18%
Net charge-offs (recoveries) to average loans (annualized)	0.01%	(0.10%)	(0.12%)	(0.19%)	(0.01%)

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